EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael I. Ruxin, MD, do hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Annual Report of Global Med Technologies, Inc. (the "Company") on Form 10-KSB for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 7, 2008

/s/ Michael I. Ruxin, M.D.
Name: Michael I. Ruxin, M.D.
Chief Executive Officer

A signed original of this written statement required by Section 906, or other documentation authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Global Med Technologies, Inc. and will be retained by Global Med Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.